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                             ARTHUR ANDERSEN LLP








                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 1995 included in the Post Effective Amendment No. 12 to the Registration Statement on Form N-1A of the Stepstone Funds (No. 33-37687), and to all references to our firm included in or made part of Registration Statement File No. 33-37687.


                /s/ Arthur Andersen LLP


Philadelphia, Pa.
November 15, 1995